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December 20, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We are aware that Crown Cork & Seal Company, Inc. has incorporated by reference our report dated December 4, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of Amendment No. 1 to its Registration Statement on Form S-4 (No. 33-64167) filed on November 14, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP